UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
___________________________________
FORM 8-K
 ___________________________________

 CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 26, 2019 (July 25, 2019)
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 Booz Allen Hamilton Holding Corporation
(Exact name of Registrant as specified in its charter)
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Delaware	001-34972	26-2634160
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8283 Greensboro Drive, McLean, Virginia		22102
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code: (703) 902-5000
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Class A Common Stock	BAH	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.07 Submission of Matters to a Vote of Security Holders.

The annual meeting of stockholders of Booz Allen Hamilton Holding Corporation (the “Company”) was held on July 25, 2019. The final voting results for each matter submitted to a vote of shareholders are set forth below.

Proposal 1: Election of Directors

Nominees	Votes For	Votes Against	Votes Abstained	Broker Non-Votes
Melody C. Barnes	122,297,189	552,405	37,398	9,941,962
Ellen Jewett	122,728,818	120,593	37,581	9,941,962
Arthur E. Johnson	122,707,904	138,320	40,768	9,941,962
Charles O. Rossotti	120,860,306	1,987,768	38,918	9,941,962

Proposal 2: The ratification of the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm for the Company’s fiscal year 2020.

For	131,134,607
Against	1,648,115
Abstained	46,232

Proposal 3: A non-binding advisory vote on the compensation for the Company's named executive officers, as disclosed in the Compensation Discussion and Analysis section of the proxy statement.

For	116,538,438
Against	6,264,468
Abstained	84,086
Broker Non-Votes	9,941,962

Proposal 4: Approval of the adoption of the Fourth Amended and Restated Certificate of Incorporation to eliminate the Company's Class B non-voting common stock, Class C restricted common stock, and Class E special voting common stock.

For	122,796,622
Against	42,486
Abstained	47,884
Broker Non-Votes	9,941,962

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Booz Allen Hamilton Holding Corporation

BY:	/s/ Nancy J. Laben
Nancy J. Laben
Executive Vice President, Chief Legal Officer and Secretary

Date: July 26, 2019